Exhibit 99
TI reports first quarter 2026 financial results and shareholder returns
Conference call at 3:30 p.m. Central time today on ti.com/ir
DALLAS (April 22, 2026) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported first quarter revenue of $4.83 billion, net income of $1.55 billion and earnings per share of $1.68. Earnings per share included a 5-cent benefit that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 9% sequentially and 19% from the same quarter a year ago with growth led by industrial and data center.
•"Our cash flow from operations of $7.8 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $4.4 billion.
•"Over the past 12 months we invested $3.9 billion in R&D and SG&A, invested $4.1 billion in capital expenditures and returned $6.0 billion to owners.
•"TI's second quarter outlook is for revenue in the range of $5.00 billion to $5.40 billion and earnings per share between $1.77 and $2.05."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures, plus proceeds from U.S. CHIPS and Science Act (CHIPS Act) incentives.
Earnings summary

(In millions, except per-share amounts)	Q1 2026	Q1 2025	Change
Revenue	$4,825	$4,069	19%
Operating profit	$1,808	$1,324	37%
Net income	$1,545	$1,179	31%
Earnings per share	$1.68	$1.28	31%
Cash generation

		Trailing 12 Months
(In millions)	Q1 2026	Q1 2026	Q1 2025	Change
Cash flow from operations	$1,520	$7,824	$6,150	27%
Free cash flow	$1,399	$4,351	$1,715	154%
Free cash flow % of revenue		23.6%	10.7%
Cash return

		Trailing 12 Months
(In millions)	Q1 2026	Q1 2026	Q1 2025	Change
Dividends paid	$1,291	$5,052	$4,850	4%
Stock repurchases	$158	$982	$1,579	(38)%
Total cash returned	$1,449	$6,034	$6,429	(6)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended March 31,
(In millions, except per-share amounts)	2026	2025
Revenue	$4,825	$4,069
Cost of revenue (COR)	2,026	1,756
Gross profit	2,799	2,313
Research and development (R&D)	510	517
Selling, general and administrative (SG&A)	464	472
Acquisition charges	17	—
Operating profit	1,808	1,324
Other income (expense), net (OI&E)	47	80
Interest and debt expense	141	128
Income before income taxes	1,714	1,276
Provision for income taxes	169	97
Net income	$1,545	$1,179

Diluted earnings per common share	$1.68	$1.28

Average shares outstanding:
Basic	909	910
Diluted	914	916

Cash dividends declared per common share	$1.42	$1.36

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$229	$166
Discrete tax items	(60)	(69)
Provision for income taxes (effective taxes)	$169	$97

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,545	$1,179
Income allocated to RSUs	(9)	(6)
Income allocated to common stock for diluted EPS	$1,536	$1,173

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	March 31,
(In millions, except par value)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,549	$2,763
Short-term investments	1,554	2,242
Accounts receivable, net of allowances of ($32) and ($16)	2,245	1,860
Raw materials	463	393
Work in process	2,355	2,370
Finished goods	1,877	1,924
Inventories	4,695	4,687
Prepaid expenses and other current assets	1,753	1,534
Total current assets	13,796	13,086
Property, plant and equipment at cost	17,870	16,036
Accumulated depreciation	(5,725)	(4,225)
Property, plant and equipment	12,145	11,811
Goodwill	4,330	4,362
Deferred tax assets	973	1,030
Capitalized software licenses	323	263
Overfunded retirement plans	321	240
Other long-term assets	2,505	2,965
Total assets	$34,393	$33,757

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$1,149	$—
Accounts payable	638	866
Accrued compensation	389	418
Income taxes payable	138	284
Accrued expenses and other liabilities	782	921
Total current liabilities	3,096	2,489
Long-term debt	12,901	12,848
Underfunded retirement plans	121	115
Deferred tax liabilities	63	56
Other long-term liabilities	1,434	1,843
Total liabilities	17,615	17,351
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	4,722	4,058
Retained earnings	52,483	52,196
Treasury common stock at cost
Shares: March 31, 2026 – 831; March 31, 2025 – 832	(42,084)	(41,442)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(84)	(147)
Total stockholders' equity	16,778	16,406
Total liabilities and stockholders' equity	$34,393	$33,757

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended March 31,
(In millions)	2026	2025
Cash flows from operating activities
Net income	$1,545	$1,179
Adjustments to net income:
Depreciation	541	424
Amortization of capitalized software	21	20
Stock compensation	109	116
Gains on sales of assets	(5)	—
Deferred taxes	(4)	(87)
Increase (decrease) from changes in:
Accounts receivable	(282)	(141)
Inventories	109	(160)
Prepaid expenses and other current assets	(9)	(7)
Accounts payable and accrued expenses	(125)	(121)
Accrued compensation	(447)	(427)
Income taxes payable	130	132
Changes in funded status of retirement plans	4	(9)
Other	(67)	(70)
Cash flows from operating activities	1,520	849

Cash flows from investing activities
Capital expenditures	(676)	(1,123)
Proceeds from CHIPS Act incentives	555	260
Proceeds from asset sales	5	—
Purchases of short-term investments	(935)	(647)
Proceeds from short-term investments	1,043	2,807
Other	(39)	(44)
Cash flows from investing activities	(47)	1,253

Cash flows from financing activities
Repayment of debt	—	(750)
Dividends paid	(1,291)	(1,238)
Stock repurchases	(158)	(653)
Proceeds from common stock transactions	309	118
Other	(9)	(16)
Cash flows from financing activities	(1,149)	(2,539)

Net change in cash and cash equivalents	324	(437)
Cash and cash equivalents at beginning of period	3,225	3,200
Cash and cash equivalents at end of period	$3,549	$2,763

Supplemental cash flow information
Investment tax credit (ITC) used to reduce income taxes payable	$—	$—
Proceeds from CHIPS Act incentives	555	260
Total cash benefit related to the CHIPS Act	$555	$260

Segment results

(In millions)	Q1 2026	Q1 2025	Change
Analog:
Revenue	$3,924	$3,210	22%
Operating profit	$1,638	$1,206	36%
Embedded Processing:
Revenue	$723	$647	12%
Operating profit	$122	$40	205%
Other:
Revenue	$178	$212	(16)%
Operating profit *	$48	$78	(38)%
* Includes Acquisition charges

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow is calculated as cash flows from operating activities (also referred to as cash flow from operations) less capital expenditures, plus proceeds from CHIPS Act incentives.
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Three Months Ended March 31,	For 12 Months Ended March 31,
(In millions)	2026	2026	2025	Change
Cash flow from operations (GAAP) *	$1,520	$7,824	$6,150	27%
Capital expenditures	(676)	(4,103)	(4,695)
Proceeds from CHIPS Act incentives	555	630	260
Free cash flow (non-GAAP)	$1,399	$4,351	$1,715	154%

Revenue		$18,438	$16,049

Cash flow from operations as a percentage of revenue (GAAP)		42.4%	38.3%
Free cash flow as a percentage of revenue (non-GAAP)		23.6%	10.7%
* Includes cash benefits of $335 million and $588 million from the CHIPS Act ITC used to reduce income taxes payable for the twelve months ended March 31, 2026 and 2025, respectively.
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Our ability to compete in products and prices in an intensely competitive industry;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to retain, train and recruit skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Our ability to make principal and interest payments on our debt when due;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures and sells analog and embedded processing chips for markets such as industrial, automotive, data center, personal electronics and communications equipment. At our core, we have a passion to create a better world by making electronics more affordable through semiconductors. This passion is alive today as each generation of innovation builds upon the last to make our technology more reliable, more affordable and lower power, making it possible for semiconductors to go into electronics everywhere. Learn more at TI.com.